UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 28, 2005

EZENIA! INC.

(Exact Name of Registrant as Specified in Charter)

DELAWARE	0-25882	04-3114212
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
154 Middlesex Turnpike, Burlington, MA		01803
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code (781) 505-2100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐               Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐               Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐               Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐               Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.   Entry into a Material Definitive Agreement.

On February 22, 2005, Ezenia! Inc. (the “Company”) signed a three-year extension to its software license distribution agreement with Microsoft Corporation. The agreement was originally entered into between the Company and Placeware, Inc. (“Placeware”) on March 26, 2003. Placeware was subsequently acquired by Microsoft Corporation.

The agreement is effective January 1, 2005 and calls for minimum quarterly purchases by the Company and an annual review of the Company’s commitment level purchases and pricing terms for years subsequent to the initial year of the agreement. The Company integrates Placeware’s proprietary software with Company’s proprietary software in order to create Company’s LaunchPad and InfoWorkSpace products.

Item 7.01.   Regulation FD Disclosure.

The Company issued a press release, dated February 28, 2005, announcing the signing of a three-year extension to its software license distribution agreement with Microsoft Corporation. A copy of this press release is attached as Exhibit 99.1 hereto. Pursuant to the rules and regulations of the Securities and Exchange Commission, the attached exhibit and the information set forth therein is deemed to be furnished pursuant to this Item 7.01, and shall not be deemed “filed” under the Securities Exchange Act of 1934.

Item 9.01.   Financial Statements and Exhibits.

(c)           Exhibits.

99.1	Ezenia! Inc. Press Release, dated February 28, 2005.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EZENIA! INC.
Dated: February 28, 2005	By:	/s/ KHOA D. NGUYEN
Khoa D. Nguyen
Chief Executive Officer and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Ezenia! Inc. Press Release, dated February 28, 2005.